Exhibit 99.3

LINKEDIN CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (the “pro forma financial statements”) and related notes present the historical condensed combined financial information of LinkedIn Corporation and its subsidiaries (“LinkedIn”, “its”, and similar terms unless otherwise indicated) and lynda.com, Inc. (“lynda.com”) after giving effect to LinkedIn’s acquisition of lynda.com that was completed on May 14, 2015 as well as the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) as of March 31, 2015 is presented as if the acquisition of lynda.com had occurred on March 31, 2015. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2014 and the three months ended March 31, 2015 are presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results.

The preliminary purchase price allocation used in the accompanying unaudited pro forma financial statements is based on estimates as of the date of this report and will differ from the final purchase price allocation. The unaudited pro forma financial statements do not reflect the cost of any integration activities or the benefit that may result from the realization of future cost savings from operating synergies, or any revenue, tax, or other synergies between LinkedIn and lynda.com.

The unaudited pro forma financial statements are not necessarily indicative of, or intended to represent, the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.

The unaudited pro forma financial statements should be read in conjunction with LinkedIn’s historical consolidated financial statements and accompanying notes included in the LinkedIn’s Annual Report on Form 10-K for the year ended December 31, 2014, LinkedIn’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, the historical financial statements of lynda.com for the year ended December 31, 2014, and the historical unaudited condensed consolidated interim financial statements of lynda.com for the three months ended March 31, 2015.

LINKEDIN CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF MARCH 31, 2015

(In thousands)

(Unaudited)

	Historical
	LinkedIn Corporation	lynda.com	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,017,287	$143,113	$(800,912	)(a)	$359,488
Marketable securities	2,512,588	—	—		2,512,588
Accounts receivable, net	424,787	8,847	—		433,634
Deferred commissions	60,259	—	—		60,259
Prepaid expenses and other current assets	204,598	8,112	899	(b)	213,609
Total current assets	4,219,519	160,072	(800,013)		3,579,578
Property and equipment, net	755,396	29,426	(13,576	)(c)	771,246
Goodwill	359,739	6,721	1,109,724	(d)	1,476,184
Intangible assets, net	122,826	2,073	356,927	(e)	481,826
Other assets	80,684	409	—		81,093
TOTAL ASSETS	$5,538,164	$198,701	$653,062		$6,389,927
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$85,104	$4,268	$—		$89,372
Accrued expenses and other current liabilities	206,826	20,451	14,623	(f)	241,900
Deferred revenue	585,812	66,691	(21,341	)(g)	631,162
Total current liabilities	877,742	91,410	(6,718)		962,434
CONVERTIBLE SENIOR NOTES, NET	1,092,715	—	—		1,092,715
DEFERRED TAX LIABILITIES	—	4,032	82,705	(h)	86,737
OTHER LONG-TERM LIABILITIES	143,704	6,212	1,124	(i)	151,040
Total liabilities	2,114,161	101,654	77,111		2,292,926
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	5,536	—	—		5,536
REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	283,495	(283,495	)(j)	—
STOCKHOLDERS’ EQUITY:
Common stock	—	69	(69	)(k)	—
Class A and Class B common stock	13	—	—		13
Additional paid-in capital	3,420,045	539	705,203	(l)	4,125,787
Accumulated other comprehensive income (loss)	1,085	(1,737)	1,737	(m)	1,085
Accumulated deficit	(2,676)	(185,319)	152,575	(n)	(35,420)
Total stockholders’ equity (deficit)	3,418,467	(186,448)	859,446		4,091,465
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,538,164	$198,701	$653,062		$6,389,927

See Notes to Unaudited Pro Forma Financial Statements

LINKEDIN CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(In thousands, except per share data)

(Unaudited)

	Historical
	LinkedIn Corporation	lynda.com	Pro Forma Adjustments		Pro Forma Combined
Net revenue	$637,687	$43,537	$(831	)(o)	$680,393
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	88,406	5,790	169	(p)	94,365
Sales and marketing	229,636	16,001	(290	)(q)	245,347
Product development	165,580	6,632	867	(r)	173,079
General and administrative	97,313	11,079	(808	)(s)	107,584
Depreciation and amortization	73,972	4,414	26,747	(t)	105,133
Total costs and expenses	654,907	43,916	26,685		725,508
Loss from operations	(17,220)	(379)	(27,516)		(45,115)
Other income (expense), net:
Interest income	1,985	90	—		2,075
Interest expense	(12,597)	(93)	—		(12,690)
Other, net	(4,035)	67	—		(3,968)
Other income (expense), net	(14,647)	64	—		(14,583)
Loss before income taxes	(31,867)	(315)	(27,516)		(59,698)
Provision for income taxes	10,572	13	(9,631	)(u)	954
Net loss	(42,439)	(328)	(17,885)		(60,652)
Accretion of redeemable noncontrolling interest	(109)	—	—		(109)
Net loss attributable to common stockholders	$(42,548)	$(328)	$(17,885)		$(60,761)

Net loss per share attributable to common stockholders:
Basic	$(0.34)		$(0.13)		$(0.47)
Diluted	$(0.34)		$(0.13)		$(0.47)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	125,471		3,569	(v)	129,040
Diluted	125,471		3,569	(v)	129,040

See Notes to Unaudited Pro Forma Financial Statements

LINKEDIN CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share data)

(Unaudited)

	Historical
	LinkedIn Corporation	lynda.com	Pro Forma Adjustments		Pro Forma Combined
Net revenue	$2,218,767	$153,052	$(2,381	)(o)	$2,369,438
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	293,797	22,703	689	(p)	317,189
Sales and marketing	774,411	47,234	(3,657	)(q)	817,988
Product development	536,184	25,858	3,544	(r)	565,586
General and administrative	341,294	99,203	23	(s)	440,520
Depreciation and amortization	236,946	16,993	128,486	(t)	382,425
Total costs and expenses	2,182,632	211,991	129,085		2,523,708
Income (loss) from operations	36,135	(58,939)	(131,466)		(154,270)
Other income (expense), net:
Interest income	4,971	61	—		5,032
Interest expense	(6,797)	(283)	—		(7,080)
Other, net	(3,104)	135	—		(2,969)
Other expense, net	(4,930)	(87)	—		(5,017)
Income (loss) before income taxes	31,205	(59,026)	(131,466)		(159,287)
Provision for income taxes	46,525	3,469	(46,013	)(u)	3,981
Net loss	(15,320)	(62,495)	(85,453)		(163,268)
Accretion of redeemable noncontrolling interest	(427)	(333)	—		(760)
Net loss attributable to common stockholders	$(15,747)	$(62,828)	$(85,453)		$(164,028)

Net loss per share attributable to common stockholders:
Basic	$(0.13)		$(1.17)		$(1.30)
Diluted	$(0.13)		$(1.17)		$(1.30)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	122,800		3,569	(v)	126,369
Diluted	122,800		3,569	(v)	126,369

See Notes to Unaudited Pro Forma Financial Statements

1.             Basis of Pro Forma Presentation

The unaudited pro forma balance sheet as of March 31, 2015 combines LinkedIn’s historical condensed balance sheet derived from the unaudited condensed consolidated financial statements from its Quarterly Report on Form 10-Q for the three months ended March 31, 2015 with the historical unaudited condensed consolidated interim balance sheet of lynda.com for the same period and has been prepared as if LinkedIn’s acquisition of lynda.com had occurred on March 31, 2015. The unaudited pro forma statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 were derived from the unaudited condensed consolidated financial statements from LinkedIn’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 and the audited consolidated financial statements from LinkedIn’s Annual Report on Form 10-K for the year ended December 31, 2014, respectively, with the historical consolidated statements of operations for lynda.com for the same periods and has been prepared as if LinkedIn’s acquisition had occurred on January 1, 2014.

lynda.com’s audited historical consolidated financial statements for the year ended December 31, 2014 and unaudited condensed consolidated financial statements for the three months ended March 31, 2015 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with such historical financial statements. The historical financial information is adjusted in the unaudited pro forma financial statements to give effect to pro forma adjustments that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results.

LinkedIn has accounted for the acquisition of lynda.com under the acquisition method of accounting in accordance with the authoritative guidance on business combinations. As such, LinkedIn uses management’s best estimates and assumptions to allocate fair value to the tangible and intangible assets acquired and liabilities assumed as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible assets and identifiable intangible assets acquired. The pro forma financial statements and related notes include pro forma adjustments based on a preliminary valuation of acquired assets and assumed liabilities from lynda.com. The final purchase price allocation will differ from that reflected in the unaudited pro forma financial statements.

The unaudited pro forma financial statements are presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The unaudited pro forma financial statements do not reflect any integration activities or cost savings from future operating synergies, or any revenue, tax, or other synergies that could result from the acquisition.

Certain reclassification adjustments have been made to conform to the current presentation. The following reclassification adjustments have been made to lynda.com’s historical financial statements to conform to LinkedIn’s presentation (in thousands):

	Historical lynda.com Inc. line items	Reclassification adjustment to conform to LinkedIn presentation	Revised historical lynda.com
BALANCE SHEET
As of March 31, 2015:
Prepaid expenses and other current assets	$4,115	$3,997	$8,112
Deferred tax assets	3,997	(3,997)	—

Property and equipment, net	15,850	13,576	29,426
Capitalized production costs, net	9,998	(9,998)	—
Intangible assets, net	5,651	(3,578)	2,073

Accrued expenses and other current liabilities	20,100	351	20,451
Deferred rent	351	(351)	—

Other long term liabilities	—	6,212	6,212
Deferred revenue, less current portion	5,375	(5,375)	—
Deferred rent, less current portion	800	(800)	—
Other liabilities	37	(37)	—

INCOME STATEMENT
Three months ended March 31, 2015:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$7,943	$(2,153)	$5,790
Sales and marketing	16,022	(21)	16,001
Product development	7,318	(686)	6,632
General and administrative	12,633	(1,554)	11,079
Depreciation and amortization	—	4,414	4,414

Twelve months ended December 31, 2014:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	$30,552	$(7,849)	$22,703
Sales and marketing	47,384	(150)	47,234
Product development	28,323	(2,465)	25,858
General and administrative	105,732	(6,529)	99,203
Depreciation and amortization	—	16,993	16,993

2.             Purchase Consideration and Preliminary Purchase Price Allocation

On May 14, 2015, LinkedIn completed its acquisition of lynda.com. LinkedIn’s purchase price of approximately $1.5 billion for all the outstanding shares of capital stock of lynda.com is expected to consist of approximately $778.6 million in cash and approximately 3,569,380 shares of LinkedIn Class A common stock. LinkedIn also issued 178,763 stock options related to assumed lynda.com equity awards. The fair value of the earned portion of assumed stock options of $11.5 million is included in the purchase price, with the remaining fair value of $18.6 million representing post-acquisition compensation expense that will be recognized over the requisite service period of approximately three years from the date of acquisition. LinkedIn accelerated the vesting of stock options for non-continuing employees and recognized $22.3 million in stock-based compensation expense immediately.

The following table presents the components of the purchase consideration transferred based on the closing price of $194.49 per share of LinkedIn’s Class A common stock as of the date of this report (in thousands):

Cash	$778,566
Class A common stock	694,209
Earned portion of the assumed stock options	11,533
Purchase consideration	$1,484,308

The following table presents the preliminary purchase price allocation of the assets acquired and liabilities assumed based on their estimated fair values as if the acquisition had occurred on March 31, 2015, which is the assumed acquisition date for purposes of the pro forma balance sheet, and the related useful lives for the amortizable identified intangible assets acquired (in thousands, except for the estimated useful lives):

		Preliminary estimated useful life
Cash	$143,113
Accounts receivable	8,847
Prepaid expenses and other current assets	9,011
Property and equipment	15,850	3 years
Goodwill	1,116,445
Definite-lived intangible assets:
Subscriber relationships - Enterprise	164,000	4 years
Subscriber relationships - Individual	57,000	2 years
Content	98,000	3 years (1)
Developed technology	39,000	2 years
Trade name	1,000	1 year
Other assets	409
Accounts payable	(4,268)
Accrued liabilities	(24,676)
Deferred revenue (2)	(45,350)
Deferred tax liabilities	(86,737)
Other long-term liabilities (2)	(7,336)
Net assets acquired	$1,484,308

(1)           The amortization method for the content intangible asset is 50% the first year, 30% the second year, and 20% in the third year. The remaining definite-lived intangible assets are amortized using the straight-line method.

(2)           Other long-term liabilities includes $3.7 million of long-term deferred revenue. Total deferred revenue of $49.0 million is expected to be amortized approximately 80% in 2015 and approximately 20% thereafter.

LinkedIn believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected operating synergies, assembled workforce, and the future development initiatives of the assembled workforce, which will position LinkedIn to be able to further expand its long-term content strategy and to realize its vision of building the world’s first economic graph. Goodwill is not expected to be deductible for tax purposes.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

LinkedIn expects to grant approximately 240,000 restricted stock units (“RSUs”) to certain lynda.com employees as part of their new hire employment agreements, which will be granted in the third quarter of 2015. This will result in estimated stock-based compensation of approximately $52.3 million, calculated using the closing stock price of our Class A common stock on June 25, 2015 of $217.89, and will be recognized over approximately four years. The amount of stock-based compensation will change depending on the stock price of our Class A common stock on the date of grant.

3.             Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (in thousands):

a)                                     Cash and cash equivalents

March 31, 2015
To record cash consideration paid to lynda.com shareholders	$(778,566)
To record cash settlement of lynda.com employee stock options for which vesting was accelerated	(22,346)
Total adjustments to Cash and cash equivalents	$(800,912)

b)                                     Prepaid expenses and other current assets

March 31, 2015
To eliminate the historical deferred tax assets of lynda.com	$(3,997)
To record preliminary deferred tax assets in connection with the lynda.com acquisition	4,896
Total adjustments to Prepaid expenses and other current assets	$899

c)                                     Property and equipment, net

To eliminate $13.6 million of historical net book value of lynda.com capitalized production costs, website development, and internal-use software costs for which the fair value was determined in purchase accounting and is included in intangible assets.

d)                                     Goodwill

March 31, 2015
To eliminate the historical goodwill of lynda.com	$(6,721)
To record preliminary goodwill for purchase consideration in excess of the fair value of net assets acquired in connection with the lynda.com acquisition	1,116,445
Total adjustments to Goodwill	$1,109,724

e)                                     Intangible assets, net

March 31, 2015
To eliminate the historical net book value of lynda.com intangible assets	$(2,073)
To record the preliminary fair value of intangible assets acquired in connection with the lynda.com acquisition	359,000
Total adjustments to Intangible assets, net	$356,927

f)                                        Accrued expenses and other current liabilities

March 31, 2015
To eliminate the historical deferred rent and income taxes payable of lynda.com	$(1,435)
To reclassify certain tax amounts to Other long-term liabilities	(378)
To record fair value adjustments to acquired liabilities in connection with the lynda.com acquisition	6,038
To record employer taxes for cash settlement of certain lynda.com employee stock options	1,899
To accrue for additional transaction costs incurred by LinkedIn and lynda.com prior to the acquisition date	1,803
To accrue for severance related to certain lynda.com employees	6,696
Total adjustments to Accrued expenses and other current liabilities	$14,623

g)                                     Deferred revenue

To record $21.3 million in preliminary fair value adjustments to deferred revenue to reflect the fair value to fulfill the remaining contractual obligations.

h)                                     Deferred tax liabilities

March 31, 2015
To eliminate certain historical long-term deferred tax liabilities of lynda.com	$(3,766)
To reclassify certain tax amounts to Other long-term liabilities	(266)
To record estimated preliminary net deferred tax liabilities in connection with the acquisition	86,737
Total adjustments to Deferred tax liabilities	$82,705

i)                                         Other long-term liabilities

March 31, 2015
To eliminate the historical long-term deferred rent of lynda.com	$(800)
To reclassify certain income tax amounts from Accrued expenses and other current liabilities and Deferred tax liabilities	644
To record preliminary fair value adjustments to deferred revenue to reflect the fair value to fulfill the remaining contractual obligations	(1,720)
To record estimated preliminary income tax liabilities in connection with the acquisition	3,000
Total adjustments to Other long-term liabilities	$1,124

j)                                         Redeemable convertible preferred stock

To eliminate $283.5 million of historical redeemable convertible preferred stock of lynda.com.

k)                                     Common stock

To eliminate $0.1 million of historical common stock of lynda.com.

l)                                         Additional paid-in capital

March 31, 2015
To eliminate the historical additional paid-in capital of lynda.com	$(539)
To record adjustments to additional paid-in capital related to stock consideration	694,209
To record the earned portion of assumed lynda.com stock options	11,533
Total adjustments to Additional paid-in capital	$705,203

m)                                 Accumulated other comprehensive income (loss)

To eliminate $1.7 million of historical accumulated other comprehensive loss of lynda.com

n)                                     Accumulated deficit

March 31, 2015
To eliminate the historical accumulated deficit of lynda.com	$185,319
To record adjustments to accumulated deficit related to acceleration of vesting of lynda.com employee options	(22,346)
To record employer taxes for cash payments related to the acceleration of vesting of certain lynda.com employee stock options	(1,899)
To record expense related to severance for certain lynda.com employees	(6,696)
To record additional transaction costs incurred by LinkedIn and lynda.com	(1,803)
Total adjustments to Accumulated deficit	$152,575

o)                                     Revenue

	March 31, 2015	December 31, 2014
To adjust for differences between LinkedIn and lynda.com’s accounting policies by eliminating revenue recorded for sales tax	$(685)	$(2,067)
To eliminate revenue for pre-existing subscription agreements between lynda.com and LinkedIn	(146)	(314)
Total adjustments to Revenue	$(831)	$(2,381)

p)                                     Cost of revenue

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
To eliminate certain historical stock-based compensation expense recorded by lynda.com for stock options assumed in connection with the acquisition	$(14)	$(53)
To record stock-based compensation expense for unearned stock options assumed in connection with the acquisition	183	742
Total adjustments to Cost of revenue	$169	$689

q)                                     Sales and marketing

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
To eliminate certain historical stock-based compensation expense recorded by lynda.com for stock options assumed in connection with the acquisition	$(48)	$(131)
To record stock-based compensation expense for unearned stock options assumed in connection with the acquisition	481	1,951
To adjust for differences between LinkedIn and lynda.com’s accounting policies by eliminating revenue recorded for sales tax	(685)	(2,067)
To adjust for differences between LinkedIn and lynda.com’s accounting policies by deferring certain historical sales commissions expenses of lynda.com	(908)	(4,888)
To record amortization of deferred commissions for lynda.com	983	1,676
To eliminate expense for pre-existing subscription agreements between lynda.com and LinkedIn	(113)	(198)
Total adjustments to Sales and marketing	$(290)	$(3,657)

r)                                        Product development

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
To eliminate certain historical stock-based compensation expense recorded by lynda.com for stock options assumed in connection with the acquisition	$(90)	$(304)
To record stock-based compensation expense for unearned stock options assumed in connection with the acquisition	957	3,848
Total adjustments to Product development	$867	$3,544

s)                                     General and administrative

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
To eliminate certain historical stock-based compensation expense recorded by lynda.com for stock options assumed in connection with the acquisition	$(3)	$(8)
To record stock-based compensation expense for unearned stock options assumed in connection with the acquisition	36	147
To eliminate transaction costs in connection with acquisition of lynda.com	(808)	—
To eliminate expense for pre-existing subscription agreements between lynda.com and LinkedIn	(33)	(116)
Total adjustments to General and administrative	$(808)	$23

t)                                        Depreciation and amortization

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
To eliminate the historical depreciation and amortization expense related to capitalized website development and internal-use software, production costs, and intangible assets included within the operating results of lynda.com	$(2,853)	$(10,514)
To record amortization expense related to the acquired identifiable intangible assets calculated as if the acquisition had occurred on January 1, 2014	29,600	139,000
Total adjustments to Depreciation and amortization	$26,747	$128,486

u)                                     Provision for income taxes

To record the tax effect of pro forma adjustments recorded to decrease Loss before income taxes using an estimated statutory tax rate of 35.0%.

v)                                     Weighted-average shares used to compute net loss per share attributable to common stockholders

To record the Class A common stock issued as consideration to lynda.com’s stockholders. We have excluded the effects of certain awards issued or granted in connection with the acquisition from the diluted earnings per share calculation for the pro forma combined year ended December 31, 2014 and the three months ended March 31, 2015 because the impact would be anti-dilutive.